8K ANNUAL MEETING RESULTS

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Commission File Number:
ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

(908) 668-5000
(Registrant's telephone number, including area code)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2013, at the Annual Meeting, ANADIGICS shareholders (i) elected each of the director nominees, (ii) ratified the appointment of Ernst & Young LLP as ANADIGICS independent registered public accounting firm for the fiscal year ending December 31, 2013, (iii) approved, on an advisory basis, the compensation of ANADIGICS Named Executive Officers, and (iv) approved the amendment of the Amended and Restated 2005 Long Term Incentive and Share Award Plan, dated as of March 20, 2013.

The final voting results with respect to each of the four proposals are set forth below:

Proposal 1. To elect three Class III directors of ANADIGICS to hold office until 2016.

	Number of Shares
	For	Against	Abstain	Broker Non-Vote
David Fellows	36,342,507	3,515,402	33,394	31,292,768
Ronald Rosenzweig	37,539,896	2,318,531	32,876	31,292,768
Lewis Solomon	36,211,457	3,646,670	33,176	31,292,768

Proposal 2. To ratify the appointment of Ernst & Young LLP as ANADIGICS independent registered public accounting firm for the fiscal year ending December 31, 2013.

Number of Shares
For	Against	Abstain
69,759,102	1,270,609	154,360

Proposal 3. To approve, on an advisory basis, the compensation of ANADIGICS Named Executive Officers.

Number of Shares
For	Against	Abstain	Broker Non-Vote
36,270,300	3,533,243	87,760	31,292,768

Proposal 4. To approve the amendment to the Amended and Restated 2005 Long Term Incentive and Share Award Plan, dated as of March 20, 2013.

Number of Shares
For	Against	Abstain	Broker Non-Vote
37,626,966	2,175,310	89,027	31,292,768

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit No.	Description of Exhibit
10.12*	ANADIGICS, Inc. Amended and Restated 2005 Long-Term Incentive and Share Award Plan, dated as of March 20, 2013.
*Filed herewith
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013

ANADIGICS, Inc.
By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
10.12*	ANADIGICS, Inc. Amended and Restated 2005 Long-Term Incentive and Share Award Plan, dated as of March 20, 2013.
*Filed herewith